Educational Investors, Inc.
and Subsidiary
Consolidated Financial Statements
September 30, 2009

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Table of Contents
September 30, 2009

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Balance Sheet	2
Statement of Operations	3
Statement of Changes in Shareholders’ Equity	4
Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-13

Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Educational Investors, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Educational Investors, Inc. and Subsidiary (the "Company"), as of September 30, 2009, and the related consolidated statements of operations, change in shareholders' equity, and cash flows for the period from July 20, 2009 (inception) through September 30, 2009. The Company's management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2009 and the results of its consolidated operations and its cash flows for the period from July 20, 2009 (inception) through September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Balance Sheet
September 30, 2009

ASSETS
Current Assets
Cash	$1,257,360
Accounts receivable	21,615
Prepaid expenses	3,651
1,282,626
Fixed Assets
Equipment	5,509
Accumulated depreciation	(153)
5,356
Other Non-Current Assets
Tradename/trademark/content/customer relationships
and other intangibles, net of $34,915 in accumulated amortization	3,448,353
Non-compete agreements	243,601
Goodwill	183,557
Deferred tax asset	57,000
3,932,511

$5,220,493

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$66,939
Accrued liabilities	79,633
Income taxes payable	57,000
Deferred revenue	930,455
1,134,027
Long-Term Liabilities
Notes payable	1,712,272
Other long-term liabilities	79,990
1,792,262

2,926,289
Shareholders' Equity
Common stock - 20,000,000 shares, $.001 par value, authorized,
16,666,670 shares issued and outstanding	16,667
Additional paid-in capital	2,461,489
Deficit	(163,802)
Notes receivable	(20,150)
2,294,204

$5,220,493

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Operations
July 20, 2009 (Inception) Through September 30, 2009

Revenue	$338,665
Less: Refunds and NSF checks	4,900
333,765
Operating Expenses
Cost of revenue	76,104
Selling and administrative expenses	60,423
Acquisition-related costs	316,733
Depreciation and amortization	35,068
488,328

Loss from Operations	(154,563)

Other (Income) Expense
Interest income	(150)
Interest expense	9,389
9,239

Loss Before Income Taxes	(163,802)

Income Taxes
Current	57,000
Deferred	(57,000)
-

Net Loss	$(163,802)

Net Loss Per Common Share - basic and diluted	$(0.01)

Weighted Average Number of Shares Outstanding - basic and diluted	16,666,667

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Changes in Shareholders' Equity
July 20, 2009 (Inception) Through September 30, 2009

			Additional	Retained		Total
	Common Stock		Paid-In	Earnings	Notes	Shareholders'
	Shares	Amount	Capital	(Deficit)	Receivable	Equity

Balance - July 20, 2009		$-	$-	$-	$-	$-

Proceeds from Sale of
Common Stock	16,666,667	16,667	2,483,333	-	-	2,500,000

Proceed from Sale of
Common Stock Options	-	-	20,000	-	(20,000)	-

Costs Incurred in Sale of
Common Stock	-	-	(49,844)	-	-	(49,844)

Compensatory Element of
Stock Options	-	-	8,000	-	-	8,000

Interest on Notes Receivable	-	-	-	-	(150)	(150)

Net Loss	-	-		(163,802)	-	(163,802)

Balance - September 30, 2009	16,666,667	$16,667	$2,461,489	$(163,802)	$(20,150)	$2,294,204

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows
July 20, 2009 (Inception) Through September 30, 2009

Cash Flows from Operating Activities
Net loss	$(163,802)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	35,068
Interest income added to note principal	(150)
Interest expense added to note principal	9,389
Deferred taxes	(57,000)
Compensatory element of stock options	8,000
Decrease (increase) in:
Accounts receivable	(21,615)
Prepaid expenses	(3,651)
Increase in:
Accounts payable	11,597
Accrued expenses	77,186
Income taxes payable	57,000
Deferred revenue	717,560
669,582
Cash Flows Used In Investing Activities
Purchase of fixed assets	(5,509)
Purchase of intangible assets	(1,750,000)
Purchase of non-compete agreements	(250,000)
Purchase of website - online testing	(16,869)
(2,022,378)
Cash Flows Provided By Financing Activities
Proceeds from sale of common stock	2,450,156

Net Increase In Cash	1,097,360

Cash and Cash Equivalents - beginning of period	-

Cash Acquired	160,000

Cash and Cash Equivalents - end of period	$1,257,360

Non-Cash Investing and Financing Activities
Acquisition of tradename/trademarks/content and other intangible assets	$1,710,000
Goodwill	183,557
Note payable incurred	1,072,883
Other long-term liabilities incurred	79,990
Sale of options to officers for interest bearing notes	20,000

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-

Taxes	$-

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
September 30, 2009

1 -	Organization and Nature of Business

Educational Investors, Inc. (“Educational”) was incorporated on July 20, 2009 in Delaware and has its corporate offices located in New York, NY.  The Company’s wholly-owned subsidiary, Valley Anesthesia, Inc. (“Valley”), was incorporated in Delaware and has its corporate offices located in New York, NY.  The above entities are collectively referred to as Educational Investors, Inc. and Subsidiary (collectively the “Company”).

Effective August 20, 2009, Valley purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. The Company through Valley provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements.  The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Educational Investors, Inc. and its wholly-owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

b.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of September 30, 2009, the Company had $784,358 over such limits.

c.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

d. Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

e. Selling and Administrative Expenses - Selling and administration expenses include costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other operating costs.

Continued

 f. Acquisition-Related Cost - Costs incurred in the foundation of the Company and in the acquisition of operating assets and business operations are expenses as incurred.

g. Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the amount of $1,767 for the period ended September 30, 2009, are expensed as incurred.

h. Accounts Receivable - The Company does not have a general provision for doubtful accounts in as much as management has assessed none to be warranted.  Accounts receivable generally consist of the amount due on the receipt of payment from the company processing credit card payments from customers.

i. Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

j. Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets. Expenditures for repairs and maintenance are charged to expense as incurred.

k. Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization, future cash flows associated with impairment testing for long-lived assets, deferred tax assets and contingencies.

l. Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and deferred revenue which approximate fair value because of their short maturities.  The Company’s notes payable (or long-term debt) approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2009.

m. Goodwill - The Company has adopted Financial Accounting Standard Board No. 142 which eliminated the amortization of goodwill and substituted an annual review of the asset for possible impairment, requiring the comparison of fair market value to carrying value.  Fair market value is estimated using the present value of expected future cash flows and other measures.  The Company has completed the required testing of goodwill for impairment and has determined that none of its goodwill is impaired.

n. Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At September 30, 2009, the Company does not believe that any impairment has occurred.

o. Recently Issued Accounting Pronouncements

In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

The Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

Continued

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.  This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

p. Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized. Adjustment to the deferred tax assets and liabilities balances are recognized in income as they occur. The Company has determined that there are no unrecognized tax positions pursuant to ASC 740.

In addition to its federal income tax return, the Company is presently obligated to file tax returns in New York, Iowa, and Pennsylvania and will be obligated to file in seven other states in the coming year.

q. Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

3 -	Acquisition

Effective August 20, 2009, the Company purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. for $3,838,215.  The purchase method of accounting was used for this transaction and the purchase price was allocated to the fair value of financial assets, liabilities, tradename/trademark/content, group and non-group registrations, website, review manuals, and covenant not-to compete aggregating $3,654,658, and the excess of the purchase price over the fair value of the identifiable assets was realized as goodwill.

The following table summarizes the consideration paid for the purchase of certain of the assets of Valley Anesthesia Educational Programs, Inc. and the amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Consideration
Cash	$2,000,000
Fair value of note payable	1,702,883
Present value of earnout	79,990
Net liabilities assumed	55,342
$3,838,215

Acquisition-Related Costs Charged to Operations	$316,733

Continued

Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed
Financial assets	$160,000
Identifiable intangible assets	3,710,000
Goodwill	183,557
Financial liabilities	(215,342)
Total net assets acquired	$3,838,215

4 -	Fixed Assets

The Company’s fixed assets consist of the following at September 30, 2009:

Office equipment	$5,509
Less: Accumulated depreciation	153
Fixed assets at net book value	$5,356

Depreciation expense was $153 for the period ended September 30, 2009.

5 -	Intangibles

The acquisition of certain assets of Valley Anesthesia Educational Programs, Inc. resulted in an excess of the purchase price over the fair value of the net assets acquired of $3,710,000, which consist of tradename/trademark/content in the amount of $2,100,000 being amortized over an estimated useful life of 17 years; review manuals in the amount of $630,000 being amortized over an estimated useful life of 4.5 years; group registrations in the amount of $630,000 being amortized over an estimated useful life of 15 years; non-group registrations in the amount of $20,000 being amortized over an estimated useful life of 2 years; the website in the amount of $80,000 being amortized over an estimated useful life of 3 years; and non-compete agreements in the amount of $250,000 being amortized over the term of the agreements from 2.3 to 4 years.  Total amortization expense was $34,915 for the period ended September 30, 2009.

Amortization of intangibles that will be charged to operations in fiscal 2010, 2011, 2012, 2013, 2014, and thereafter is $418,982, $415,648, $365,807, $343,863, $305,529, and $2,010,935, respectively.

6 -	Note Payable

In connection with the acquisition of certain assets of Valley Anesthesia Educational Programs, Inc. Valley issued a note payable to Valley Anesthesia Educational Programs, Inc. in the principal amount of $2,000,000, bearing interest at 2.5% interest per annum, payable in monthly installments of $35,493 commencing August 20, 2010.  The note is secured by the assets transferred in the sale, including all additions and accessions thereto, as such is renewed and replenished.  The note was recorded at fair market value of $1,702,883 by discounting the payment stream of the note by a fair market rate of 9.354%.

Continued

The note payable matures as follows for the six years ending September 30,

2010	$(45,600)
2011	319,197
2012	340,968
2013	364,224
2014	389,066
2015	344,417
$1,712,272

7 -	Other Long-Term Liabilities

The sellers are to receive 40% of future net revenues, as defined, from two new revenue sources for the three years ended December 31, 2012.  The estimated present value of the probable net revenues the sellers will receive is $79,990.

8-	Shareholders’ Equity

Effective August 20, 2009, the Company issued 16,666,667 of its Common Stock, par value $.001 per share, and received proceeds in the amount of $2,450,156, net of costs of $49,844. In addition, the Company sold two stock options to two of its executives to purchase a total of 2,333,334 shares of common stock.  The exercise price for 1,166,667 of these options is $.25 and the exercise price for the remaining 1,166,667 options is $.45.  The options become exercisable based upon the company achieving certain EBTDA measurements as defined in the Stock Option Agreements.  In addition, as consideration for the options to acquire the common stock, the executives have each issued notes payable to the Company in the principal amount of $10,000 bearing interest at an annual compounded rate of 4%, due and payable August 20, 2014.  The excess of the fair value of the options sold over the notes of $8,000 was charged to operations as compensation.  The fair value of the options was determined by the Black-Sholes option pricing model using the following assumptions; forfeiture rate 0%, risk free interest rate 2.5%, volatility 25%, expected life 5 years, and dividend rate 0%.

9 -	Commitment and Contingencies

Lease

The Company rents office space from one of its officers under a lease expiring August 20, 2010.  The Company pays $725 per month under the lease.  The Company also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis.  Rent expense for the period ended September 30, 2009 was $4,506.

Commitment for Conference Facilities

The Company’s courses are presented in conference facilities located in hotels in various cities throughout the continental United States.  The Company enters into contracts with the various hotels well in advance of the upcoming courses.  These contracts provide, among other matters, that the Company guarantee a stated minimum number of attendees and/or guest rooms, and may hold the Company to stated percentages of the amounts in the event of course cancellation.

Continued

Employment Agreements

The Company and its subsidiary have entered into various employment contracts with its executives. The employment contracts provide for compensation adjustments, as described in the employment agreement. The total unpaid commitment of the contracts is as follows:

For the Period from October 1, Through December 31, 2009	$145,497

For the Years Ended December 31,
2010	$439,699
2011	$210,000
2012	$210,000

10 -	Income Taxes

The provision for income taxes consists of the following:

	July 20, 2009 (inception) to September 30, 2009
	Federal	State	Total
Current	$41,000	$16,000	$57,000
Deferred	(41,000)	(16,000)	(57,000)
	$0	$0	$0

Net deferred tax assets (liabilities) would have included the following components;

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Organizational costs, net of amortization	$315,000	$98,000	$29,000	$127,000
Accumulated depreciation and amortization	10,000	3,000	1,000	4,000
Valuation allowance	-	(60,000)	(14,000)	(74,000)
	$325,000	$41,000	$16,000	$57,000

A $74,000 valuation allowance is recorded to reduce the gross deferred tax assets to an amount which management believes is more likely than not to be realized.

The following is a reconciliation of income taxes computed at the U.S. Federal income tax rate to the actual effective income tax provision:

% of Pre-Tax Income

Statutory federal income tax rate	(34.0)
State income taxes, net of federal tax benefit	(6.5)
Non-deductible costs	2.0
Tax valuation allowances	45.1
Other, net	(6.6)

0.0%

Continued

11 -	Subsequent Events

On December 24, 2009 the Company adopted the 2009 Stock Incentive Plan to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards.  On December 31, 2009, the Company granted 700,000 options to certain members of management, the directors, and a consultant.  The options are exercisable at a price of $.50 per share.  400,000 of the options are currently exercisable and 300,000 of the options vest over a two year period from date of grant, and options not exercised expire 5 years from date of grant.

On December 16, 2009, Florham Consulting Corp. ("Florham") executed an agreement and plan of merger (the "Merger Agreement") among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham (“Mergerco”), Educational Investors, Inc. ("EII") and its securityholders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the "EII Securityholders") pursuant to which the Mergerco would be merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII will become a wholly-owned subsidiary of Florham.  Under the terms of the Merger Agreement, the EII Securityholders will receive (i) an aggregate of 6,000,000 shares of Florham's Common Stock, (ii) options to acquire 2,558,968 additional shares of Florham's Common Stock, fifty percent (50%) of which have an initial exercise price of $0.45 per share and fifty percent (50%) of which have an initial exercise price of $0.25 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham's Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000.

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest Purchase Agreement ("TDI Agreement") with Trading Direct LLC ("TDI") and its members and Florham pursuant to which EII will acquire all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of Florham's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger.  The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement.  "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of Florham's Common Stock, but is no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable National Securities Exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of Florham's Common Stock on the applicable National Securities Exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable National Securities Exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other National Securities Exchange on which Florham's Common Stock trades is open for trading.

At the closing of the Reverse Merger, it is anticipated that all present officers and directors of Florham will resign and Joseph Bianco will become the Chief Executive Officer and a Director of Florham and Anil Narang will become President, Chief Operating Officer and a Director of Florham.

Continued

It is further anticipated that three additional directors will be selected by a majority of Florham's shareholders upon consummation of the Reverse Merger.

The closing of the transactions contemplated by the Merger Agreement is subject to a number of conditions including, without limitation, completion of due diligence, approval of the Merger Agreement by the Boards of Directors of EII and Florham and the prior or simultaneous closing of the TDI Agreement.  The closing of the TDI Agreement is subject to a number of conditions including, without limitation, approval of the change of ownership of TDI by the Connecticut Department of Higher Education, the execution by Florham, EII and the EII Securityholders of all documents necessary to affect the Reverse Merger, approval of the TDI Agreement by the Board of Directors of EII and the board of managers of TDI and execution of a certain employment agreement and consulting agreements.

On December 31, 2009, EII and TDI deemed all closing conditions to be satisfied and accordingly, consummated the Reverse Merger.